Registration Number 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           LINK MEDIA PUBLISHING LTD.
             (Exact name of registrant as specified in its charter)


             Nevada                                              Applied For
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization) Classification Code Number)     Identification
                                                                No.)

                        750 WEST PENDER STREET, SUITE 804
                   VANCOUVER, BRITISH COLUMBIA V6C 2T8 CANADA
                                  (604)682-8468
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)


                             LINK MEDIA PUBLISH LTD.
                        750 WEST PENDER STREET, SUITE 804
                       VANCOUVER, BRITISH COLUMBIA V6C 2T8
                   CANADA (Name, address, including zip code,
                              and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                           FREEHOLD, NEW JERSEY 07728
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                     AMOUNT TO BE REGISTERED     PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE REGISTERED                                            AGGREGATE OFFERING PRICE   REGISTRATION FEE
Common Stock, par value $.0001 per share     1,790,367                 $537,110                   $49.41

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to Link Media shareholders in a Regulation S offering.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL    , 2002

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                           LINK MEDIA PUBLISHING LTD.
                                1,790,367 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the United States securities laws.

Our common stock is presently not traded on any market or securities exchange. It is our intention to have a market maker apply for trading for our common stock on the Over the Counter Bulletin Board ("OTC BB") following the effectiveness of this registration statement.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-11.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------









                 The Date Of This Prospectus Is: April 18, 2002

                                TABLE OF CONTENTS

                                                                      PAGE
Summary ......................................................        3
Risk Factors .................................................        4
Use of Proceeds ..............................................        7
Determination of Offering Price ..............................        7
Dilution .....................................................        7
Selling Shareholders .........................................        8
Plan of Distribution .........................................       13
Legal Proceedings ............................................       15
Directors, Executive Officers, Promoters and Control Persons .       15
Security Ownership of Certain Beneficial Owners and Management       16
Description of Securities ....................................       17
Interests of Named Experts and Counsel .......................       18
Disclosure of Commission Position of
Indemnification for Securities Act Liabilities ...............       18
Organization Within Last Five Years ..........................       19
Description of Business ......................................       19
Plan of Operation ............................................       30
Description of Property ......................................       33
Certain Relationships and Related Transactions ...............       33
Market for Common Equity and Related Stockholder Matters .....       34
Executive Compensation .......................................       35
Index to Financial Statements ................................       37
Changes in and Disagreements with Accountants Disclosure .....       38
Available Information ........................................       38


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     SUMMARY

LINK MEDIA PUBLISHING LTD.

We were incorporated on January 29, 2002 under the laws of the State of Nevada. Our principal offices are located at 750 West Pender Street, Suite 804, Vancouver, British Columbia, Canada V6C 2T8.

Business to Business Publishing Ltd.

Through our subsidiary, Business to Business Publishing Ltd., a private British Columbia company, we are engaged in the publication and distribution of industry and profession specific wall planners. Each wall planner measures 27 x 40 inches and contains a 13-month calendar that includes industry specific key dates and events. For each calendar, we sell advertising space located around the perimeter of the wall planner to businesses and professionals that wish to market their products or services to the specific industry for which the wall planner is made. In addition, each wall planner has one primary sponsor that receives prominent advertising space at the top of the wall planner and is allowed to place its logo in the middle of the calendar.

We print an average of 3,000 wall planners for each industry group and distribute them to members of the targeted industry or profession free of charge. We generate revenue solely through the sale of advertising space on the wall planners.

Securities Being Offered. Our selling security holders are offering up to 1,790,367 shares of common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. There are no minimum number of shares that must be sold in this offering.

Securities Issued and to be Issued. There are currently 6,390,367 shares of common stock issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds. The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to Link Media and not to the selling stockholders.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

As of February 28, 2002, we had cash on hand in the amount of $54,711. Our business plan calls for on going expenses in connection with the production and distribution of additional wall planners. While our anticipated expenses for the next 12 months will be met by our cash on hand and revenue generated from our sale of advertising space on our wall planners, we may require additional funding to expand our business operations.

Since inception, we have incurred a net loss of $6,062 primarily as a result of our administrative, consulting and professional costs. If we do not generate enough revenue from our sale of advertising space, we may lose money in the foreseeable future.

Presently, we incur approximately $1,500 per month in general and administrative expenses. We also intend to devote additional resources to further the development of our business. Accordingly, we may require additional funding in order to finance this development expense. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not have any arrangements for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

        o         Market conditions;
        o         Investor acceptance of our business plan; and
        o         Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to expand our business, our ability to generate revenues will be limited.

We have a limited operating history that you can use to evaluate us and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a start up company.

We were incorporated on January 29, 2002. Our wholly owned subsidiary, Business to Business Publishing Ltd., was incorporated on December 15, 2000 and did not proceed with its current business plan until July 2001. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. You must consider our prospects in light of the risks and uncertainties encountered by start up companies.

Our first wall planner was produced in February 2002. We have only completed two wall planners to date. We are presently in the process of selling advertising space for an additional three wall planners targeting the hospitality, wedding and golf industries in Vancouver, Canada. These wall planners will be produced upon our sale of all the available advertising space.

Our subsidiary, Business to Business Publishing Ltd., has generated revenues from inception on July 1, 2001 to February 28, 2002 totaling $38,374 (Canadian funds), (US$24,599), that have been earned solely from our sale of wall planner advertising space. Accordingly, we have minimal operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. If we are unsuccessful in addressing these risks, our business will most likely fail.

If we are unable to generate significant revenues from our operations, we may be unable to provide the products to our current clients and to expand our distribution network.

If we are unable to generate significant revenues from advertising on our wall planners, we will not be able to achieve profitability or continue operations. If we are unable to generate significant revenues, we could be forced to delay, scale back or eliminate certain product development programs. In addition, such inability to obtain generate revenue could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

Because we are a start up company which is marketing its product, our business has a high risk of failure.

We are a start up company that is attempting to sell advertising space for industry specific wall planners. Our business condition, as indicated in the audit report of Labonte & Co., Chartered Accountants, raises substantial doubt as to our continuance as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to sell enough advertising space on future wall planners in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in Link Media.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our president, Earl Hope, and our secretary, Mario Aiello, to manage our business operations. As well, we rely on our sales and marketing consultant, Mr. Alexander Ozer, to sell advertising space for our wall planners and to identify and secure additional sales agents. The loss of the services of Mr. Hope, Mr. Aiello or Mr. Ozer could have an adverse effect on our business, financial condition and results of operations. In addition, our success in expanding our business operations is largely dependent on our ability to hire highly qualified sales personnel in Vancouver and other cities. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the publishing industry.

We face intense competition from other companies which are larger and have greater resources which could result in a failure to maintain our existing clients as well as obtaining new clients.

Competition for advertising dollars in the publishing industry is intensely competitive. We will face competition from magazines, trade publications, wall and desk planner publishers and other print media, as well as non-profit groups that rely on advertising for fund raising. Many of these competitors have been in business for much longer than we have and have retained successful sales personnel. They also have established relationships with advertisers. We will attempt to compete against these groups by emphasizing the unique advertising features of our product. However, we cannot assure you that such a marketing plan will be successful.

In addition, we may face competition based on price. If our competitors lower advertising rates as they relate to their publications, then it may not be possible for us to sell advertising space on our wall planners at economically viable prices. Increased competition could result in:

     o    Lower than projected advertising fees from our wall planners;
     o    Lower profit margins on our wall planner production; and
     o Our inability to produce additional wall planners in a timely fashion as we do not print our wall planners until all advertising space is sold in advance

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

You may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we currently intend to seek a market maker to apply for a listing on the NASD OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We can not assure you that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the NASD OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment which will result in the loss of your investment.

"Penny stock" rules may make buying or selling our common stock difficult.

If a market for our securities develops and the price of our common stock falls below $5.00 per share, then we will be subject to "penny stock" regulation. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

If A Market For Our Common Stock Does Develop, Our Stock Price May Be Volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

     o    Our ability to complete additional wall planners;
     o    Our ability to generate revenues from advertising sales;
     o Increased competition from competitors who offer similar advertising opportunities; and
     o    Our financial condition and results of our operations.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,790,367 shares of common stock offered through this prospectus. The shares include the following:

1. 1,500,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act in an offering that was completed on January 30, 2002; and

2. 290,367 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 12, 2002.

The following table provides as of April 11, 2002 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4.   the percentage owned by each; and

5.   the identity of the beneficial holder of any entity that owns the shares.

                             Shares of common   Shares of         Shares of common stock
                             Stock owned prior  common stock      owned after offering
Name of selling stockholder  to offering(1)     to be sold(1)     Number                     Percent(1)
                             -----------        -------------     -----=-------               -------
600086 Alberta Ltd.(2)       1,000               1,000             Nil                        Nil
PO Box 86020
2106 33rd Ave SW
Calgary, Alberta
T2T 1Z6

Anthony Aiello               3,100               3,100             Nil                        Nil
3 Stanstead Drive
Toronto, Ontario
M3H 4V5

Rodney F. Andrew             1,000               1,000             Nil                        Nil
5 - 4350 Valley Drive
Vancouver, B.C.
V6V 3B7

Gary Armstrong               1,000               1,000             Nil                        Nil
1894 Sanora Place
Duncan, B.C.
V9L 5A6

Donald A. Axent             25,000              25,000             Nil                        Nil
R.R. #13
Mackenzie Beach
Thunder Bay, Ontario
P7B 5E4

Carol Ann Axent              2,000               2,000             Nil                        Nil
R.R. #13
Mackenzie Beach
Thunder Bay, Ontario
P7B 5E4

Justin Aydein                1,000               1,000             Nil                        Nil
Suite 25
3036 West 44th Ave.
Vancouver, B.C.
V6K 1R4

Clive Brookes                1,000               1,000             Nil                        Nil
2583 O'Hara Lane
Surrey, B.C.
V4A3E3

Giovanni Carolo             70,000              70,000             Nil                        Nil
96 S. Glinde Avenue
Burnaby, B.C.
V5B 1N6

Chuck Choo                   1,000               1,000             Nil                        Nil
205 Main Street
Vancouver, B.C.
V6A 2S7

Elaine Desarnais             1,000               1,000             Nil                        Nil
703 - 595 Burrard St.
Vancouver, B.C.
V6C 1A4


Miles Desarnais              67,667             67,667             Nil                        Nil
1904 - 1155 Beach Ave.
Vancouver, B.C.
V6C 1V2

Olana Drebot                  3,000              3,000             Nil                        Nil
7531 Chutter Street
Burnaby, B.C.
V5A 2A4

Floyd Flaman                300,000            300,000             Nil                        Nil
5621 52nd Avenue
Delta, British Columbia
V4K 2C7

Frank Foster                  1,000              1,000             Nil                        Nil
3932 Sharon Place
West Vancouver, B.C.
V7V 2L1


Yvette Lafreniere           300,000            300,000             Nil                        Nil
Suite 604
7040 Granville Ave.
Richmond, B.C.
V6Y 3W5

Donald R. Fullerton           1,000              1,000             Nil                        Nil
1552 Marine Crescent
Coquitlam, B.C.
V3J 5X5

Joseph Fuoco                  1,000              1,000             Nil                        Nil
2590 East 8th Avenue
Vancouver, B.C.
V5M 1W2

Brian Game                    1,000              1,000             Nil                        Nil
310 - 638 West 7th Ave.
Vancouver, B.C.
V5Z 1B5

Lara Grescoe                  1,000              1,000             Nil                        Nil
25 - 3036 West 4th Ave.
Vancouver, B.C.
V6K 1R4

Irene Grootelaar              1,000              1,000             Nil                        Nil
561 Hodder Avenue
Thunder Bay, Ontario
P7A 1U7

Orville Hamilton              1,000              1,000             Nil                        Nil
205 - 329 North Road
Coquitlam, B.C.
V3K 6Z2


Ivan Janos                   10,600             10,600             Nil                        Nil
2037 224th Avenue
Langley, B.C.
V2Z 2Z2

Frank Kramaric              301,000            301,000             Nil                        Nil
215 - 518 Richards St.
Vancouver, British Columbia
V6B 3A2

Jamie Kuzminski               1,000              1,000             Nil                        Nil
380 Shuniam Street
Thunder Bay, Ontario
P7A 3A6

Daniel H. Lowe                1,000              1,000             Nil                        Nil
520 - 1333 Hornby St.
Vancouver, B.C.
V6ZZ 2C1

Kevin McCauley                1,000              1,000             Nil                        Nil
7501 Chutter Street
Burnaby, B.C.
V5A 2A2

Gord McKinnon                 1,000              1,000             Nil                        Nil
110 6th Avenue
New Westminster, B.C.
V3L 1T4

Michael Millen                1,000              1,000             Nil                        Nil
80 S Court Street
Thunder Bay, Ontario
P7B 2X4

Frank Mueller               300,000            300,000             Nil                        Nil
8740 Ash Road
Richmond, British Columbia

Leanna Napolitano             1,000              1,000             Nil                        Nil
1509 Springer Avenue
Burnaby, B.C.
V5B 3M2

James Plexman                 1,000              1,000             Nil                        Nil
618 Baywood Street
North Bay, Ontario
P1B 4T1

Anthony Ricci                64,000             64,000             Nil                        Nil
3330 Westmount Road
West Vancouver, B.C.
V6V 3G6

Susan Sacht                   1,000              1,000             Nil                        Nil
10020 Musa Road
Prince George, B.C.
V2W 5A9

Robert Tyson                  1,000              1,000             Nil                        Nil
425 - 12931 Railway Ave.
Richmond, B.C.
V7E 6M5


Franca Zumpano              300,000            300,000             Nil                        Nil
1583 Springer Ave.
Burnaby, British Columbia
V5B 3M2

Laura Zumpano                 1,000              1,000             Nil                        Nil
1583 Springer Avenue
Burnaby, B.C.
V5B 3M2

Sam Zumpano                  20,000             20,000             Nil                        Nil
4064 244th Street
Langley, B.C.
V2Z 1M8

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period. (2) Desmond Smith of PO Box 86020, 2106 33rd Ave. SW, Calgary is a representative of 600086 Alberta Ltd. and has investment control of our common shares of owned by 600086 Alberta Ltd.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.

None of the selling shareholders or their beneficial owners:

     o has had a material relationship with us other than as a shareholder at any time within the past three years except that Anthony Aiello is the brother of Mario Aiello, our secretary, treasurer and a director; or

     o has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.   In privately negotiated transactions;
3.   Through the writing of options on the common stock;
4.   In short sales; or
5.   In any combination of these methods of distribution.

The sales price to the public may be:

1.   The market price prevailing at the time of sale;
2.   A price related to such prevailing market price; or
3.   Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of April 11, 2002 are as follows:

Directors:

Name of Director                            Age
----------------------                      ------
Earl Hope                                    62
Mario Aiello                                 52
Robert Hoegler                               57

Executive Officers:

Name of Officer                             Age               Office
--------------------                        -----             -------
Earl Hope                                     62              President, Chief Executive Officer
Mario Aiello                                  52              Secretary and Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

EARL W. HOPE has provided consulting services to St. Elias Mines Ltd. in the areas of finance, investor and shareholder relations since June 2000. Mr. Hope has experience with private and public traded companies. He spent 29 years as an Account Executive with several national and international securities firms such as Midland Walwyn Inc., West Coast Securities Ltd. and Canaccord Capital Inc. His duties and responsibilities in this capacity included: customer services, initial public offerings and market underwritings. Mr. Hope has completed the Canadian Securities Course, the Series 62 US Corporate Securities Limited Representative License and Series 63 Uniform Securities and Agent State Law Exam. Mr. Hope acts as a director of Infinex Ventures, Inc., a U.S. reporting company.

MARIO C. AIELLO has 17 years experience as an advisor and consultant in the corporate and financial markets. In a consulting capacity, he has developed financial and administrative programs for clients in the high-tech, manufacturing and natural resources markets. He has been responsible for financing many of these companies and for securing trading status for more than 25 of them, both on U.S. and Canadian exchanges. For the past 10 years, he has been Director and Secretary of MCA Equities Ltd., a consulting company providing management and administrative advice and assistance to private and public companies in both Canada and the United States. He has been active in business development in various regions of China for the last three years. He was responsible for evaluating different business opportunities and was instrumental in negotiating a number of joint ventures for Chinese corporate entities. Mario Aiello presently acts as a director Infinex Ventures, Inc., a US reporting company, and Strategic Internet Investment Inc., a company whose shares trade on the OTC Bulletin Board.

ROBERT HOEGLER has been an investment consultant to public and private companies for the past 20 years. Mr. Hoegler is President of MCA Equities Ltd., a private consulting company that provides advice to public companies in Canada and the United States. He is also a director of Eiger Technology Inc., a Toronto Stock Exchange listed company that manufactures electronic lighting ballasts.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no employees other than the officers and directors described above. We have retained Mr. Alexander Ozer as our sales and marketing services consultant on a commission basis. In addition, we have retained Ms. Lesia Drebot as a consultant for production and distribution of our wall planners, as well as related administrative services. Ms. Lesia Drebot has also been retained as a sales agent for the Vancouver area.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of April 11, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                           Name and Address                   Amount and Nature                  Percent
Title of Class             of Beneficial Owner                of Beneficial Owner                of Class
--------------             -------------------                -------------------                --------
Common Stock               Earl Hope                          2,000,000                            31.3%
                           639 Newport Street
                           Coquitlam, British Columbia
                           V3J 3H5

Common Stock               Mario Aiello                       1,300,000                            20.3%
                           804 - 750 West Pender Street
                           Vancouver, British Columbia
                           V6C 2T8


Common Stock               Robert Hoegler                     1,300,000                            20.3%
                           804 - 750 West Pender Street
                           Vancouver, British Columbia
                           V6C 2T8

Common Stock               All executive officers  4,600,000                                       71.9%
                           and directors as a group

The percent of class is based on 6,390,367 shares of common stock issued and outstanding as of April 18, 2002.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Common and Preferred Stock

As at the date of this registration statement, 6,390,367 shares of common stock are issued and outstanding and held by 42 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. As at the date of prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gregg E. Jaclin of Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Labonte & Co., chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on January 29, 2002 under the laws of the state of Nevada. Our wholly- owned subsidiary, Business to Business Publishing Ltd., was organized as a corporation under the British Columbia Company Act on December 15, 2000.

On January 29, 2002, the date of our incorporation, Earl Hope was appointed as our sole director. He also became our president, secretary, and treasurer on that date as well. On February 22, 2002, in connection with our acquisition of a 100% interest in Business to Business Publishing Ltd., Mario Aiello and Robert Hoegler were appointed to the our board of directors. In addition, Mr. Aiello was appointed as our secretary and treasurer.

                             DESCRIPTION OF BUSINESS

Our business plan is to publish and distribute industry and profession specific wall planners in various cities in North America, commencing with Vancouver, British Columbia and Montreal, Quebec. To date, through our subsidiary, Business to Business Publishing Ltd., we have produced and distributed two wall planners in the greater Vancouver area: one targeting architects, builders and interior designers and the other targeting the film industry.

Each wall planner measures 27 by 40 inches and contains a 13-month calendar that includes industry specific key dates and events. In order to produce and distribute wall planners throughout the year, the start dates on the calendars vary depending on our production date. In establishing the production and the start dates for each wall planner, we take into consideration the seasonal buying patterns of each targeted industry for which the planners are produced. For our film industry wall planner, the calendar commences with March 2002 and includes various film festival dates, various motion picture and television award show dates, as well as typical holidays and events found on traditional calendars.

The wall planners are designed to be affixed to an office wall for frequent viewing and contain a 1.5 mil laminated surface that allows the user to make notes and schedule events on the surface of the planner and later change or erase such messages, provided a non- indelible felt pen is used.

We sell advertising space located around the perimeter of each wall planner to up to 20 advertisers. These advertising spaces are highly visible, measuring 3 5/8 x 3 5/8 inches and are printed in high-resolution four-color ink. Single advertisers may purchase multiple blocks of advertising space. On each of the first two wall planners that we produced, we sold double blocks of advertising space to five different advertisers. In addition, each wall planner has a primary sponsor that receives prominent advertising space at the top of the wall planner and places its logo in the center of the calendar.

We intend to sell each single advertising block for about $1,250 and each primary sponsor package for about $1,875. This may result in total gross advertising revenue of about $26,875 from each wall planner. We pay our marketing and advertising consultant, Mr. Alexander Ozer, and other sales agents 15% percent commission on the sale of each advertising space. Accordingly, commission on a single calendar may be as high as $4,031.25, assuming that all advertising space is completely sold at the full rate.

In order to stimulate interest in the initial two wall planners that we produced, we provided a 15% discount to each primary sponsor and advertiser in addition to discounts for multiple advertising spaces purchased by single customers. As a result, our revenues were lower than described above. As we expand our business operations into other cities, we may offer similar initial discounts to advertisers. Such discounts will reduce the net profit we will realize from initial wall planners.

We intend to print an average of 3,000 copies of each separate wall planner, depending on the size of the target industry or professional group and the size of the city in which we distribute the wall planner. We may raise our advertising rates if we intend to produce substantially more than 3,000 wall planners for a particular project. We retain Vancouver based companies to design wall planner graphics and to print them. Such costs for each wall planner are about $4,750.

We mail wall planners to members of the targeted industry or profession free of charge and on an unsolicited basis. We obtain lists of appropriate recipients from professional lists and national statistical agencies. Shipping, packaging and postage costs to distribute 3,000 wall planners are approximately $3,150. Pre-production and post-production supervision and administrative costs are approximately $1,000.

The following is a summary of the expected revenue and costs resulting from the production of 3,000 copies of one wall planner:

         Revenue:          20 advertising spaces ($1,250 each):                         $25,000
         Primary sponsor:                                                               $ 1,875
                                                                                        -------
         Total:                                                                         $26,875

         Costs of Sales:   Commission:                                                   $4,031
                  Graphic design and printing:                                           $4,750
                  Packaging and shipping                                                 $3,150
                  Administration and supervision:                                        $1,000

                  Total:                                                                $12,931

         Gross Profit:                                                                  $13,944
                                                                                        =======

The above only includes revenue we generate from the sale of advertising space on our wall planners and the direct costs of those sales. We also expect to incur operating expenses, including office and general administrative expenses, anticipated to be about $1,500 per month.

We do not incur any costs in producing a wall planner until all of the advertising space is sold. In this way, we ensure that the revenue generated from the production of each wall planner will be greater than our cost to produce it.

Acquisition of Business to Business Publishing Ltd.

By a purchase and sale agreement dated February 15, 2002, we agreed to acquire from Mario Aiello and Robert Hoegler, an undivided 100% interest in Business to Business Publishing Ltd., a private British Columbia company. This transaction resulted in Mr. Aiello and Mr. Hoegler being appointed as directors. This sale was made in consideration of the issuance of 2,600,000 shares of our common stock at a deemed price of $0.001. Of these shares, 1,300,000 were issued to Aiello and 1,300,000 were issued to Mr. Hoegler.

Future Development

We intend to expand our business by initially selling additional wall planners in the greater Vancouver area. We are currently selling advertising space for three additional wall planners targeting the hospitality, wedding and golf industries. Advertising space for the hospitality industry wall planner is about 75% sold, advertising space for the wedding industry planner is approximately 35% sold and advertising space for the golf planner is 30% sold. We are also planning additional wall planners for various other target groups such as attorneys, accountants, real-estate agents.

We have recently retained a sales and marketing agent in Montreal, Quebec to canvass the possibility of producing wall planners and selling advertising space in that city. The initial industry segment we have targeted in that city is architects, builders and interior designers. As of the date of this registration statement, 10% of the advertising space for this wall planner is sold.

Research and Development

Since its inception in 2001, the principals of our subsidiary, Business to Business Publishing Ltd., have conducted research concerning the advertising market in Canada and specifically, in Vancouver, British Columbia. Through their research, they discovered that local advertisers typically rely on magazines, trade publications and daily newspapers to specifically target particular professions and business sectors. However, the recipients of trade publications and industry specific magazines often do not read them in detail. As well, such publications are often disposed of shortly after receipt. As a result, such a recipient may not be exposed to an advertisement for very long, if at all. In response to this, Business to Business Publishing Ltd. developed the concept of publishing and distributing wall planners that would allow advertisers to target specific local industries. Because the wall planners were designed to be useful items to be affixed to an office wall and would contain a 13-month calendar, it would be more likely that the advertisements printed on the wall planner would be viewed by the professional targeted, as well as his or her clients and visitors, over the course of a year.

Our development stage also included working with a Vancouver publishing company to design and to determine the parameters for printing wall planners. We also determined the anticipated costs of producing and distributing each wall planner, as well as the appropriate fees to charge advertisers.

To date our research and development expenses have consisted of management and consulting fees totaling $45,170. These research and development efforts have been financed by loans from Mario Aiello, our director and one of the former principals of Business to Business Publishing Ltd. Any future research and development that we undertake in order to expand our business into other cities will likely be financed through the use of revenue generated from the sale of wall planner advertising space, through the sale of our securities or through director or officer loans.

Market For Wall Planner Advertising

The Advertising Economy

Advertising is one of the most visible forms of marketing. A study conducted among 1,500 business executives by the Saatchi & Saatchi Business Communication group in 1999 found that, according to 84% of the executives surveyed, advertising is indispensable for increasing sales. The traditional mediums of choice for advertising are television, radio, print magazines and newspapers. They comprise over 71% of all the advertising dollars spent in Canada and the United States. Over time, traditional media has become fragmented and very competitive with the proliferation of informercials, speciality television channels and an ever increasing number of radio stations and magazines. More recently, electronic media has entered into the advertising arena via the Internet and has already captured 1% of the advertising market.

"Out of home" media such as bill boards, signage, transit shelters, calendars, desk top planners and diaries now account for 28% of the advertising market. This medium has primarily targeted audiences outside of their homes. We intend to specifically target advertising audiences in the workplace.

Trade and business sectors are primarily serviced by traditional media vehicles such as trade and business magazines, telephone solicitation and direct mailouts. According to Media Digest, a publisher of media related statistics and data, trade magazines capture about CDN $283 million (approximately US$181 million) annually in advertising revenue. The professionals in the trade and business sectors represent a major and affluent segment of the purchasing public and have rarely been specifically targeted by advertising vehicles, other than trade publications.

Expansion Strategy

We intend to expand our wall planner production and distribution business in greater Vancouver by targeting additional professional and industry groups. These may include the hospitality industry, the wedding industry, golfers, lawyers, accountants, real-estate agents, and doctors. If we are able to sell enough advertising space to produce additional industry specific wall planners, such as we have accomplished in the film and architecture sectors, we intend to re-produce similar wall planners for each successive year. This would enable us to pre-sell to a number of existing advertisers on a multi-year basis.

Based on the continued success of our operations, we intend to expand our business plan into other cities. We chose Vancouver as the first city in which to produce and distribute wall planners based on its substantial population and its proximity to our executive offices. It is also the place of residence of our subsidiary's directors and key personnel. Greater Vancouver has a population of about two million people. We believe that Vancouver is a suitable city for us to ensure that our business plan is potentially profitable before targeting larger markets. Our expansion into other cities will depend on the success of our test marketing in Vancouver and our ability to retain qualified sales personnel in other cities and our ability to generate substantial revenue or raise additional financing in order to fund expansion.

Advertising and Sales Strategy

We generate revenue solely through the sale of advertising space on our wall planners. The amount of advertising revenue that we generate is directly proportional to the number of wall planners we produce and the number of advertising spaces we sell.

We have no specific contracts with any advertisers. Every time we decide to create an additional wall planner, we need to find advertisers that are targeting the industry or professional group that will receive the planners. Some advertisers may advertise on successive wall planners or specific planners reproduced in subsequent years, while others will limit their advertising to specific target groups on a one-time basis.

Based on our operations to date, we do anticipate receiving repeat business from advertisers that target multiple industry groups, or affluent consumers at large. One of the general advertisers on our initial wall planner targeting architects, builders and interior designers, opted to be the primary sponsor on our second wall planner targeting the film industry. Four additional companies that advertised on our first wall planner also purchased advertising space on our second wall planner.

We may enter into advertising agreements with our advertisers in order to secure long-term commitments. It is anticipated that advertisers would receive a discount from our standard rates if they committed to placing multiple or repeated advertisements. While this would reduce the amount of revenue we would generate, it might allow us to produce more wall planners in a shorter time frame since we would not have to secure as many additional advertisers for each wall planner.

Our subsidiary, Business to Business Publishing Ltd., has generated $38,374 in Canadian funds (about US$24,600) in advertising revenue through the sale of wall planner advertising space on two calendars. These amounts are lower than our revenue projections contained in the "Decription of Business" section above due to initial rate discounts we offered to advertisers.

Competition

Our main competitors are other businesses producing and distributing planners, calendars, trade publications, magazines and newspapers.

Wall Planners

Although there are many publishing companies in Vancouver and Montreal, we are not aware of any companies producing industry specific wall planners in either city. From time to time, non-profit and charitable organizations in various North American cities sell advertising space in connection with the sale and distribution of wall planners, calendars, appointment diaries and similar products for fundraising purposes. Due to the limited production of such planners, we do not consider such endeavors as a threat to our business success.

While many office supply stores sell wall and desk planners to consumers, very few of these contain substantial third party advertisements. As well, this is unlikely to affect our business since we distribute wall planners for free.

Our chief competitive threat is other publishing companies entering the industry-specific wall planner market. There are no barriers that would prevent another company from adopting our business plan and competing with us in various cities. However, due to the number of cities in North America that would be appropriate markets for wall planner distribution, we do not expect that such competition will prevent us from accomplishing our business objectives.

Trade Publications and Magazines

The chief competitive advantage that trade publications and magazines have compared to our wall planner advertising is that they are an established form of marketing with which advertisers are comfortable. The name recognition of many of these publications, and their association with a particular industry or profession, is also a contributing factor.

However, many recipients of trade publications and industry specific magazines often do not read them in detail. Even if they do, most magazines are discarded after one or several readings. As well, not every page of the magazine is read. Up to 50% of the space in these magazines are reserved for advertisements creating clusters of advertisers' messages. This reduces the frequency and the likelihood of exposure for an individual advertiser's message. Due to these facts, the target audience of an advertisement may not be exposed to an advertisement for very long, if at all.

Because our wall planners are designed as a useful office item to be affixed to a wall and contain a calendar, it would be more likely that our advertisements would be viewed by the professional targeted, as well as his or her clients, over the course of 13 months. Advertisements would likely be in plain view in an office or place of business at all times, as opposed to being hidden inside a magazine. However, we have not conducted any research to determine how many recipients of our wall planners actually use them. We plan to undertake such research once we produce and distribute a minimum of 15,000 planners. This would give us an adequate end users' pool from which to gather statistically accurate consumer usage data.

Local Newspapers

In our initial target area of Vancouver, British Columbia, our main competitors will be the city's two daily newspapers: the Vancouver Sun and the Vancouver Province. Because the content of these publications is general in nature, most advertisers targeting a specific profession or industry group will not use this medium. As well, such advertisements are not as visually striking because they are published on newsprint rather than the more expensive paper we use for our wall planners.

We anticipate that we will be able to overcome competition from local newspapers because our advertising targets specific industry and professional groups and is comparatively inexpensive. However, for the advertiser attempting to reach the general consumer population, local newspaper advertisements may provide them with greater exposure.

Government Regulation

We do not expect governmental regulations to materially restrict on business operations. Existing laws with which we must comply cover issues that include:

        o         Sales and other taxes;
        o         Pricing controls;
        o         Cross-border commerce;
        o         Libel and defamation; and
        o         Copyright, trademark and patent infringement.

New laws may impact our ability to market our products in the future. However, we are not aware of any pending laws or regulations that would have an impact on our business.

We may have to qualify to do business in other jurisdictions. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

Employees

As of the date of this Registration Statement, we do not have any employees other than our directors and officers. We contract out all sales and marketing services to Mr Alexander Ozer and provide him with 15% commission on all paid sales. All consulting services relating to production, distribution of the wall planners and administrative services for the Company are contracted out to Lesia Drebot. Ms. Drebot also acts as a sales agent for us.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified:

Complete three additional wall planners relating to the hospitality industry, the wedding industry and the golf industry in Vancouver. We anticipate that the advertising space for the hospitality and golf wall planners will be sold by April 30, 2002 and that the wall planners will be produced and distributed by May 15, 2002. We anticipate that we will complete the wedding industry wall planner by the end of May 2002 and distribute it in June 2002. We anticipate that the cost of designing, producing and distributing these wall planners will be approximately $12,931 each. We expect to generate advertising revenue of $26,875 each from these wall planners.

We anticipate planning and developing a minimum of three additional wall planners in Vancouver, British Columbia within the next 12 months (total of 8 planners for Vancouver area within the next twelve months). We anticipate that the cost of designing and producing these wall planners will be approximately $12,931 each yielding advertising revenue of $26,875 each.

We anticipate planning and developing a minimum of two additional wall planners in Montreal, Quebec within the next 12 months. We anticipate that the cost of designing and producing these wall planners will be approximately $12,931 each yielding advertising revenue of $26,875 each. We estimate that additional administrative expenses relating to our expansion into Montreal, Quebec will cost approximately $500 per planner.

We anticipate spending approximately $1,500 in ongoing office, general and administrative expenses per month.

In building our internal administrative and managerial organization, we will seek to minimize the hiring of full-time employees. With additional revenues, we plan to retain staffing levels sufficient to achieve our goals. This additional staffing may include full-time and part-time employees, and consultants. Without sufficient revenues, we will continue limiting our employees to our directors, officers and independent consultants.

Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operation. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational and administrative expenses for the next 12 months will total $18,000. A breakdown of these anticipated expenses are as follows:

         office rent                                          $   640
         computer, equipment and supplies                     $   300
         telephone                                            $   150
         general administrative                               $   410
                                                              -------

         Total per month                                      $ 1,500

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of the our core products and services. Should this occur, we would likely seek additional financing to support the continued operation of our business.

We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our wall planner advertising to cover all of our operating expenses.

Results of Operations

We were incorporated on January 29, 2002. On February 15, 2002, we entered into an agreement to acquire all the issued and outstanding shares of Business to Business Publishing Ltd., a British Columbia company involved in the publication and distribution of wall planners. We completed our acquisition of Business to Business Publishing Ltd. on February 22, 2002.

From our incorporation to February 28, 2002, we had incurred expenses of $6,062 consisting of consulting fees of $3,200, legal and accounting costs of $2,850 and office expenses of $12.

Prior to our acquisition of all of its shares, Business to Business Publishing Ltd. realized $38,374 (US$24,600) from its sale of wall advertising space between July 1, 2001 and February 22, 2002. Business to Business Publishing Ltd. incurred $15,850 (US$10,160) in expenses in connection with these sales. As well, during the same period, the company incurred consulting fees of $44,507 (US$28,540), management fees of $25,968 (US$16,646) and office costs totaling $12,496 (US$8,000). As a result, from July 1, 2001 to February 28, 2002,
Business to Business Publishing Ltd. realized a net loss of $60,447 (US$38,748).

Since incorporation, we have funded our operations through private equity financings. We have raised a total of $90,610 from selling our securities in this time frame. As at February 28, 2002, our assets were recorded at $130,268 consisting of cash of $54,711, accounts receivable of $21,932, goodwill of $41,075, prepaid expenses of $4,969 and other receivables of $7,581. At February 28, 2002, our liabilities consisted of accounts payable totaling $21,548, deferred revenue of $6,522 and $30,860 due to Mario Aiello representing non-interest bearing loans he made to Business to Business Publishing Ltd. These loans have no specific terms of repayment.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, our ability to sell advertising space on future wall planners, decisions to expand our business operations to additional cities, changes in the general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

Our executive offices are located at 804-750 West Pender Street, Vancouver, British Columbia, Canada. We pay rent of $640 per month for these offices to a private management company owned by Mario Aiello and Robert Hoegler, two of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

o        Any of our directors or officers;
o        Any person proposed as a nominee for election as a director;
o Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
o        Any of our promoters;
o Any relative or spouse of any of the foregoing persons who has the same house as such person.

By an agreement dated February 15, 2002, we acquired an undivided 100% interest in Business to Business Publishing Ltd. for 2,600,000 shares of our common stock. As part of the acquisition, we appointed the two vendors of Business to Business Publishing Ltd., Mr. Mario Aiello and Mr. Robert Hoegler, to our board of directors. In addition, Mr. Aiello and Mr. Hoegler received 1,300,000 vendor shares each for selling their respective interests in Business to Business Publishing Ltd to us.

The securities issued to Mr. Aiello and Mr. Hoegler are subject to a one-year hold period from the date of issuance. After the one-year hold period is over, Mr. Aiello and Mr. Hoegler may each sell these shares in accordance with Rule
144. Rule 144 provides that shares equal to 1% of our issued and outstanding capital may be sold in a given three-month period. The share certificates issued to Mr. Aiello and Mr. Hoegler representing these shares of common stock are affixed with a legend restricting their transfer.

At February 28, 2002, $30,860 is owing to Mario Aiello for loans he advanced to us which are non-interest bearing and have no specific terms of repayment.

We pay rent of $640 per month for our executive offices to a private management company owned by Mario Aiello and Robert Hoegler, two of our directors.

Shares were sold in private offerings to the following relative of Mario Aiello:

Name of Relative                            Number of Shares                    Relationship to Director
----------------                            ----------------                    ------------------------
Anthony Aiello                                     3,100                                         Brother

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 registered shareholders.

Rule 144 Shares

A total of 4,600,000 shares of our common stock will be available for resale to the public after January 30, 2003 with respect to 2,000,000 of these shares, and after February 22, 2003 with respect to 2,600,000 of these shares, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 63,900 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,600,000 shares that may be sold pursuant to Rule 144 after January 30, 2003 and February 22, 2003 respectively.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until February 28, 2002.

                  Annual Compensation                          Long Term Compensation
                  -------------------                          ----------------------

Name         Title            Year   Salary    Bonus   Other Annual       Restricted Option   LTIP     All Other
                                                       Compensation       Stocks/             payouts  Compensation
                                                                          Awarded    SARS($)
                                                                                     (#)
Earl         President        2002       $0       0              0             0      0        0            0
Hope         CEO and Director

Mario        Secretary        2002       $0       0              0             0      0        0            0
Aiello       Treasurer and
             Director

Robert
Hoegler      Director         2002       $0       0             $0             0      0        0            0

None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our directors serving on our Board of Directors.

Stock Option Grants

We did not grant any stock options to the executive officers since our incorporation on January 29, 2002.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Earl Hope, our president and a director. We do not pay any salary to Mr. Hope. Mr. Hope spends 10% of his time working for us.

We do not have an employment or consultant agreement with Mr. Mario Aiello, our secretary, treasurer and a director. We do not pay any salary or consulting fees to Mr. Aiello. Mr. Aiello spends 10% of his time working for us.

We do not have an employment or consultant agreement with Mr. Robert Hoegler, our director. We do not pay any salary to Mr. Hoegler. Mr. Hoegler spends approximately 10% of his time working for us.

We have a sales consulting agreement with Mr. Alexander Ozer and pay him a 15% commission on all sales of advertising space for the wall planners that he secures. Mr. Ozer spends 100% of his time working for us.

We have a consulting agreement with Ms. Lesia Drebot. Under the terms of this agreement, Ms. Drebot provides us with administrative and consulting services relating to the production and distribution of our wall planners and minimal office administrative services. For these services, we will pay Ms. Drebot a consulting fee of $11 per hour. Ms. Drebot also acts as a sales agent for us and receives 15% commission on all sales of advertising space for the wall planners secured by her. Ms. Drebot spends 100% of her time working for us.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements, as described below, are attached hereto.

                           LINK MEDIA PUBLISHING LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                FEBRUARY 28, 2002

CONSOLIDATED BALANCE SHEET

CONSOLIDATED STATEMENT OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENT OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

LABONTE & CO.
C H A R T E R E D A C C O U N T A N T S
-------------------------------------------------------------------------------

                                                  1205 - 1095 West Pender Street
                                                           Vancouver, BC  Canada
                                                                         V6E 2M6
                                                   Telephone      (604) 682-2778
                                                   Facsimile      (604) 689-2778
                                                   Email       rjl@labonteco.com

                                AUDITORS' REPORT
-------------------------------------------------------------------------------

To the Board of Directors and Stockholders of Link Media Publishing Ltd.

We have audited the consolidated balance sheet of Link Media Publishing Ltd. as at February 28, 2002 and the consolidated statements of operations, stockholders' equity and cash flows for the period from January 29, 2002 (inception) to February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from January 29, 2002 (inception) to February 28, 2002 in accordance with generally accepted accounting principles in the United States.

                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS

March 18, 2002
Vancouver, B.C.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES
-------------------------------------------------------------------------------

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to Board of Directors and Stockholders dated March 18, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS

March 18, 2002
Vancouver, B.C.

                           LINK MEDIA PUBLISHING LTD.

                           CONSOLIDATED BALANCE SHEETS

                                                                                February 28, 2002
--------------------------------------------------------------------------------------------------
                                     ASSETS

CURRENT ASSETS
   Cash                                                                                $   54,711
   Accounts receivable                                                                     21,932
   Prepaids                                                                                 4,969
   Other receivables                                                                        7,581
--------------------------------------------------------------------------------------------------

                                                                                           89,193

GOODWILL (Note 4)                                                                          41,075
--------------------------------------------------------------------------------------------------

                                                                                      $   130,268

==================================================================================================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                                                    $   21,548
   Deferred revenue                                                                         6,522
   Due to related parties (Note 3)                                                         30,860
--------------------------------------------------------------------------------------------------

                                                                                           58,930

--------------------------------------------------------------------------------------------------

CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY
   Capital stock (Note 5)

      Common stock, $0.001 par value, 70,000,000 shares authorized Preferred stock, $0.001 par value, 5,000,000 shares authorized

      6,100,000 common shares issued and outstanding                                        6,100
   Share subscriptions received (Note 5)                                                   71,300
   Deficit                                                                                (6,062)
--------------------------------------------------------------------------------------------------

                                                                                           71,338

--------------------------------------------------------------------------------------------------

                                                                                      $   130,268
==================================================================================================

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                           LINK MEDIA PUBLISHING LTD.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                              January 29, 2002
                                                                               (inception) to
                                                                             February 28, 2002
---------------------------------------------------------------------------- -------------------
GENERAL AND ADMINISTRATIVE EXPENSES

   Consulting fees                                                                   $    3,200
   Office and general                                                                        12
   Professional fees                                                                      2,850
-------------------------------------------- -------------------- ---------- -------------------

NET LOSS FOR THE PERIOD                                                              $  (6,062)
============================================ ==================== ========== ===================

BASIC NET LOSS PER SHARE                                                            $    (0.00)
============================================================================ ===================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                            4,417,647
============================================================================ ===================

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                           LINK MEDIA PUBLISHING LTD.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

      FOR THE PERIOD FROM JANUARY 29, 2002 (INCEPTION) TO FEBRUARY 28, 2002

                                                                                                        Deficit
                                                                                                      Accumulated
                                                                                        Share           During
                                                           Number of                subscriptions     Development
                                                            shares       Amount        received          Stage          Total
---------------------------------------------------------------------- ------------ --------------- ---------------- ------------
Issuance of common stock for cash at $.001 per share -
   February 12, 2002                                        3,500,000      $ 3,500          $    -          $     -     $  3,500

Issuance of common stock for acquisition of Business to
   Business Publishing Inc. at $.001 per share -
   February 22, 2002                                        2,600,000        2,600               -                -        2,600

Share subscriptions received                                        -            -          71,300                -       71,300

Net loss for the period January 29, 2002 (inception) to
   February 28, 2002                                                -            -               -          (6,062)      (6,062)
---------------------------------------------------------------------- ------------ --------------- ---------------- ------------

Balance, February 28, 2002                                  6,100,000      $ 6,100        $ 71,300        $ (6,062)     $ 71,338
====================================================================== ============ =============== ================ ============

                     The accompanying notes are an integral
                 part of these consolidated financial statements

                           LINK MEDIA PUBLISHING LTD.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                  January 29, 2002
                                                                   (inception) to
                                                                  February 28, 2002
----------------------------------------------------------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss for the period                                                $  (6,062)
  Adjusted for item not involving cash:
      Changes in accounts payable                                             6,050
----------------------------------------------------------------- ------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                    (12)
----------------------------------------------------------------- ------------------

CASH FLOWS FROM INVESTING ACTIVITIES

  Advances to subsidiary net of cash acquired                              (20,077)
----------------------------------------------------------------- ------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                (20,077)
----------------------------------------------------------------- ------------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Share subscriptions received                                               71,300
  Proceeds on sale of common stock                                            3,500
----------------------------------------------------------------- ------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                     74,800
----------------------------------------------------------------- ------------------

INCREASE IN CASH                                                             54,711

CASH, BEGINNING OF PERIOD                                                         -
----------------------------------------------------------------- ------------------

CASH, END OF PERIOD                                                      $   54,711
================================================================= ==================

OTHER NON-CASH TRANSACTION:
During the period the Company issued 2,600,000 common shares in exchange for 100% of the issued and outstanding shares of Business to Business Publishing Inc. at $.001 per share.

                 The accompanying notes are an integral part of
                     these consolidated financial statements

                           LINK MEDIA PUBLISHING LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               FEBRUARY 28, 2002
-------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
-------------------------------------------------------------------------------

The Company was incorporated on January 29, 2002 in the State of Nevada. The Company, through an agreement dated February 15, 2002 and completed on February 22, 2002, acquired 100% of the issued and outstanding shares of Business to Business Publishing Inc., a private British Columbia, Canada, company involved in the business of publishing specialized interest publications targeting particular readership in exchange for 2,600,000 shares of the Company. The Company is planning to go public by way of a registration statement to be filed with the Securities and Exchange Commission and intends to list its shares for trading on the OTCBB.

The Company has incurred losses since inception totalling $6,062 and its ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Business to Business Publishing Inc., incorporated on December 15, 2000 in British Columbia, Canada. All significant intercompany transactions and account balances have been eliminated.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

Net Loss per Common Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-Based Compensation

The Company has not adopted a stock option plan and accordingly has no stock-based compensation.

                           LINK MEDIA PUBLISHING LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               FEBRUARY 28, 2002
-------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
-------------------------------------------------------------------------------

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at February 28, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Goodwill

The Company has adopted the provisions of the Financial Accounting Standards Board ("FASB") issued Statement No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), which requires that goodwill not be amortized. SFAS requires that the Company review goodwill at least annually to determine if an impairment has occurred and if so that goodwill should be reduced accordingly.

NOTE 3 - RELATED PARTY TRANSACTIONS
-------------------------------------------------------------------------------

Upon acquisition of Business to Business Publishing Inc. ("B2B") the directors of B2B were appointed directors of the Company.

At February 28, 2002 $30,860 is owing to a director for cash advances which are non-interest bearing and have no specific terms of repayment.

NOTE 4 - ACQUISITION OF BUSINESS TO BUSINESS PUBLISHING INC.
-------------------------------------------------------------------------------

The Company, through an agreement dated February 15, 2002 and completed on February 22, 2002, acquired 100% of the issued and outstanding shares of B2B, a company under common management in exchange for 2,600,000 shares of the Company. B2B was incorporated in British Columbia on December 15, 2000 and which commenced operations on July 1, 2001.

This acquisition has been accounted for using the purchase method of accounting. The value assigned to the capital stock of the Company issued for the acquisition is equal to the par value of the capital stock of the Company.

The fair value of B2B's assets and liabilities upon the acquisition is as follows:

               Cash                                                                                     $ 9,923
               Accounts receivable                                                                       21,932
               Other receivables                                                                          7,581
               Prepaids                                                                                   4,969
               Goodwill                                                                                  41,075
                                                                                                   -------------
                                                                                                   -------------

               Total assets                                                                              85,480

               Less:    Accounts payable                                                               (15,498)
                        Deferred revenue                                                                (6,522)
                        Due to related parties                                                         (60,860)
                                                                                                   -------------
                                                                                                   -------------

               Purchase price - 2,600,000 common shares at $0.001 per share                             $ 2,600
                                                                                                   =============

                           LINK MEDIA PUBLISHING LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               FEBRUARY 28, 2002
-------------------------------------------------------------------------------

NOTE 5 - CAPITAL STOCK
-------------------------------------------------------------------------------

The Company's capitalization is 70,000,000 common shares with a par value of $0.001 per share and 5,000,000 preferred shares with a par value of $0.001.

During the period the Company received $71,300 under an Offering Memorandum towards 237,667 common shares at a price of $0.30 per share. Subsequently, an additional $15,810 was received for 52,700 shares. The Offering Memorandum has not yet closed and the shares have not been issued.

To February 28, 2002, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 6 - INCOME TAXES
-------------------------------------------------------------------------------

The Company and its subsidiary have net operating loss carry-forwards of approximately $43,000 which may be available to offset future taxable income. These losses will expire in 2009 and due to the uncertainty of realization a full valuation allowance has been provided for this deferred tax asset.

                      BUSINESS TO BUSINESS PUBLISHING INC.

                              FINANCIAL STATEMENTS

                                FEBRUARY 28, 2002

                         (Expressed in Canadian Dollars)

1. Audited financial statements for the period from our inception on January 29, 2002 to February 28, 2002, including:

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDER'S EQUITY

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

                                  LABONTE & CO.
-------------------------------------------------------------------------------
                     C H A R T E R E D A C C O U N T A N T S
-------------------------------------------------------------------------------

                                                  1205 - 1095 West Pender Street
                                                           Vancouver, BC  Canada
                                                                         V6E 2M6
                                                   Telephone      (604) 682-2778
                                                   Facsimile      (604) 689-2778
                                                   Email       rjl@labonteco.com

                                AUDITORS' REPORT

-------------------------------------------------------------------------------

To the Board of Directors and Stockholders of Business to Business Publishing
Inc.

We have audited the balance sheet of Business to Business Publishing Inc. as at February 28, 2002 and the statements of operations, stockholders' equity and cash flows for the period from July 1, 2001 (inception) to February 28, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2002 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from July 1, 2001 (inception) to February 28, 2002 in accordance with generally accepted accounting principles in the United States.

                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS

March 18, 2002 Vancouver, B.C.

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING DIFFERENCES
-------------------------------------------------------------------------------

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to Board of Directors and Stockholders dated March 18, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                                 "LaBonte & Co."

                                                           CHARTERED ACCOUNTANTS

March 18, 2002 Vancouver, B.C.

                      BUSINESS TO BUSINESS PUBLISHING INC.

                                  BALANCE SHEET

                         (Expressed in Canadian Dollars)

                                                                                    February 28, 2002
----------------------------------------------------------------------------------------------------
                                   ASSETS
CURRENT ASSETS

   Cash                                                                                  $   15,976
   Accounts receivable                                                                       35,310
   Prepaids                                                                                   8,000
   Other receivables                                                                         12,206
----------------------------------------------------------------------------------------------------

                                                                                         $   71,492
====================================================================================================


            LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CURRENT LIABILITIES

   Accounts payable                                                                      $   24,952
   Deferred revenue                                                                          10,500
   Due to related parties (Note 3)                                                           96,485
----------------------------------------------------------------------------------------------------

                                                                                            131,937
----------------------------------------------------------------------------------------------------

CONTINGENCY (Note 1)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
   Capital stock (Note 4)

      Common stock, no par value, 10,000 shares authorized Preferred stock, $1,000 par value, 10,000 shares authorized

      2 common shares issued and outstanding                                                      2
   Deficit                                                                                 (60,447)
----------------------------------------------------------------------------------------------------
                                                                                           (60,445)
----------------------------------------------------------------------------------------------------
                                                                                         $   71,492
====================================================================================================

Approved on behalf of the Board:

"Mario Aiello "                               "Robert Hoegler"
------------------------                      --------------------------------
Mario Aiello - Director                        Robert Hoegler- Director

    The accompanying notes are an integral part of these financial statements

                      BUSINESS TO BUSINESS PUBLISHING INC.

                             STATEMENT OF OPERATIONS

                         (Expressed in Canadian Dollars)

                                                            July 1, 2001
                                                           (inception) to
                                                         February 28, 2002
----------------------------------------------------------------------------
SALES                                                            $   38,374

COST OF SALES                                                        15,850
----------------------------------------------------------------------------

GROSS PROFIT                                                         22,524
----------------------------------------------------------------------------

OPERATING EXPENSES

   Consulting fees                                                   44,507
   Management fees                                                   25,968
   Office and general                                                12,496
----------------------------------------------------------------------------

                                                                     82,971

----------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                         $  (60,447)
============================================================================


    The accompanying notes are an integral part of these financial statements

                      BUSINESS TO BUSINESS PUBLISHING INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

        FOR THE PERIOD FROM JULY 1, 2001 (INCEPTION) TO FEBRUARY 28, 2002

                         (Expressed in Canadian Dollars)

                                                                         Number of      Amount        Deficit         Total
                                                                          shares
------------------------------------------------------------------------------------ ------------- --------------- ------------
Issuance of common stock for cash at $1.00 per share - June 27, 2001              2           $ 2         $     -       $    2

Net loss for the period July 1, 2001 (inception) to February 28, 2002             -             -        (60,447)     (60,447)
------------------------------------------------------------------------------------ ------------- --------------- ------------

Balance, February 28, 2002                                                        2           $ 2       $(60,447)    $(60,445)
==================================================================================== ============= =============== ============


    The accompanying notes are an integral part of these financial statements

                      BUSINESS TO BUSINESS PUBLISHING INC.

                             STATEMENT OF CASH FLOWS

                         (Expressed in Canadian Dollars)

                                                                    July 1, 2001
                                                                   (inception) to
                                                                  February 28, 2002
-------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss for the period                                                 $ (60,447)
  Adjusted for item not involving cash:
      Changes in non-cash working capital items                             (20,064)
-------------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                 (80,511)
-------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Advances from related parties                                               96,485
  Proceeds on sale of common stock                                                 2
-------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                      96,487
-------------------------------------------------------------------------------------

INCREASE IN CASH                                                              15,976

CASH, BEGINNING OF PERIOD                                                          -
-------------------------------------------------------------------------------------

CASH, END OF PERIOD                                                        $  15,976
=====================================================================================

    The accompanying notes are an integral part of these financial statements

                      BUSINESS TO BUSINESS PUBLISHING INC.

                         NOTES TO FINANCIAL STATEMENTS

                               FEBRUARY 28, 2002
-------------------------------------------------------------------------------
                        (Expressed in Canadian Dollars)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
-------------------------------------------------------------------------------

The Company was incorporated on December 15, 2000 in the Province of British Columbia and had no activity prior to the commencement of operations on July 1, 2001 (inception). The Company is in the business of publishing specialized interest publications targeting particular readership classified by occupation, type of industry, business or interest. The Company, through an agreement dated February 15, 2002 and completed on February 22, 2002, was acquired by Link Media Publishing Ltd. ("Link Media"), a company incorporated in Nevada, USA on January 29, 2002 which is planning to go public through a listing on the OTCBB.

The initial capital for the Company's operations has been provided by directors and shareholders. The Company has incurred losses since inception totalling $60,447 and its ability to continue as a going concern is dependent on raising capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------------------------------------

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

Foreign Currency Translation

The financial statements are presented in Canadian dollars being the Company's functional currency. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their Canadian dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

Stock-Based Compensation

The Company has not adopted a stock option plan and accordingly has no stock-based compensation.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at February 28, 2002 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

                      BUSINESS TO BUSINESS PUBLISHING INC.

                         NOTES TO FINANCIAL STATEMENTS

                               FEBRUARY 28, 2002
-------------------------------------------------------------------------------
                        (Expressed in Canadian Dollars)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
-------------------------------------------------------------------------------

Revenue Recognition

The Company generates revenue from selling advertising space on industry-specific wall planners which the Company produces and distributes to target markets. The Company records advertising revenue upon completion of printing of the related calendars. Customer deposits received in advance of publication are recorded as deferred revenue.

Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), which requires that goodwill not be amortized. SFAS requires that the Company review goodwill at least annually to determine if an impairment has occurred and if so that goodwill should be reduced accordingly. The Company has determined that the implementation of this standard will not have any impact on its financial statements.

NOTE 3 - RELATED PARTY TRANSACTIONS
-------------------------------------------------------------------------------

During the period, directors provided cash loans totalling $96,485. Also during the period Link Media provided $46,800 (US$30,000) to repay a portion of these loans. At February 28, 2002 $49,685 is owing to a director and $46,800 is owing to Link Media. Amounts due from related parties are non-interest bearing and have no specific terms of repayment. Refer to Note 5.

NOTE 4 - CAPITAL STOCK
-------------------------------------------------------------------------------

The Company's capitalization is 10,000 common shares with no par value and 10,000 preferred shares with a par value of $1,000.

To February 28, 2002, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 - ACQUISITION BY LINK MEDIA
-------------------------------------------------------------------------------

Effective February 22, 2002 Link Media acquired a 100% interest in the Company pursuant to a share exchange agreement dated February 15, 2002 through the issuance of 2,600,000 common shares of Link Media. As a result, the former shareholders of the Company own 42.6% of the issued and outstanding common shares of Link Media. Link Media is planning to file a registration statement with the Securities and Exchange Commission and obtain a listing of its shares on the OTCBB. Link Media has also committed to lend US$50,000 to the Company with no fixed terms of repayment, of which US$30,000 was advanced by February 28, 2002.

NOTE 6 - INCOME TAXES
-------------------------------------------------------------------------------

The Company has non-capital loss carry-forwards of approximately $60,000 which may be available to offset future taxable income. These losses will expire in 2009 and due to the uncertainty of realization a full valuation allowance has been provided for this deferred tax asset.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee   $                49.41
Federal Taxes                                         $                  NIL
State Taxes and Fees                                  $                  NIL
Transfer Agent Fees                                   $             2,500.00
Accounting fees and expenses                          $             3,200.00
Legal fees and expenses                               $            16,000.00
Blue Sky fees and expenses                            $                  NIL
Miscellaneous                                         $                  NIL
                                                      ----------------------
Total                                                 $            21,749,41

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,500,000 shares of our common stock at a price of $0.001 per share to a total of six purchasers on January 30, 2002. The total amount received from this offering was $3,500. 2,000,000 of these shares were sold to Mr. Earl Hope, our president, chief executive officer and a director. We completed the offering pursuant to Section 4(2) of the Securities Act. The purchasers were as follows:

          Name of Purchaser                           Number of Shares Purchased

          Floyd Flaman                                300,000
          Earl Hope                                   2,000,000
          Frank Kramaric                              300,000
          Yvette Lafreniere                           300,000
          Frank Mueller                               300,000
          Franca Zumpano                              300,000

We issued 2,600,000 shares of common stock on February 22, 2002 to Mr. Mario Aiello and Mr. Robert Hoegler, the two vendors of Business to Business Publishing Ltd. Mr. Aiello is our secretary, our treasurer and a director. Mr. Hoegler is one of our directors as well. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 in exchange for a 100% interest in Business to Business Publishing Ltd. The 2,600,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 290,367 shares of our common stock at a price of $0.30 per share to a total of 34 purchasers on March 12, 2002. The total amount received from this offering was $87,110.10. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. The purchasers were as follows:

                  Name of Purchaser               Number of Shares Purchased
                  -----------------               --------------------------
                  60086 Alberta Ltd.              1,000
                  (owned by Desmond Smith)
                  Anthony Aiello                  3,100
                  Rodney F. Andrew                1,000
                  Gary Armstrong                  1,000
                  Donald A. Axent                25,000
                  Carol Ann Axent                 2,000
                  Justin Aydein                   1,000
                  Clive Brookes                   1,000
                  Giovanni Carolo                70,000
                  Chuck Choo                      1,000

                  Elaine Desarnais                1,000
                  Miles Desarnais                67,667
                  Olana Drebot                    3,000
                  Frank Foster                    1,000
                  Donald R. Fullerton             1,000
                  Joseph Fuoco                    1,000
                  Brian Game                      1,000
                  Lara Gresco                     1,000
                  Irene Grootelaar                1,000
                  Orville Hamilton                1,000
                  Ivan Janos                     10,600
                  Frank Kramaric                  1,000
                  Jamie Kuzminski                 1,000
                  Daniel H. Lowe                  1,000
                  Kevin McCauley                  1,000
                  Gord McKinnon                   1,000
                  Michael Millen                  1,000
                  Leanna Napolitano               1,000
                  James Plexman                   1,000
                  Anthony Ricci                  64,000
                  Susan Sacht                     1,000
                  Robert Tyson                    1,000
                  Laura Zumpano                   1,000
                  Sam Zumpano                    20,000

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                  DESCRIPTION
------------            -------------------

3.1  Articles of Incorporation
3.2  By-Laws
4.1  Share Certificate
5.1  Opinion of Anslow & Jaclin, LLP, with consent to use
10.1 Acquisition Agreement dated February 15, 2002 between Business to Business Publishing Ltd., Mario Aiello, Robert Hoegler and Link Media Publishing Ltd.
23.1 Consent of Labonte & Co., Chartered Accountants

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

1. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 19, 2002.

                                     LINK MEDIA PUBLISHING LTD.


                                     By:  /s/ Earl Hope
                                     -------------------------------
                                              Earl Hope, President


POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Earl Hope, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                     CAPACITY IN WHICH SIGNED           DATE

/s/ Earl Hope                 President and Chief Executive       April 18, 2002
---------------------------   Officer and Director
Earl Hope

/s/ Mario Aiello              Secretary, Treasurer and Director   April 18, 2002
---------------------------
Mario Aiello

/s/ Robert Hoegler            Director                            April 18, 2002
---------------------------
Robert Hoegler